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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                       OF

                            NEWPARK RESOURCES, INC.

1.   BATSON-MILL, L.P.

2.   CHESSHER CONSTRUCTION, INC.

3.   COMPOSITE MAT SOLUTIONS, LLC

4.   CONSOLIDATED MAYFLOWER MINES, INC.

5.   DARCOM INTERNATIONAL, L.P.

6.   DURA-BASE DE MEXICO S.A. DE C.V.

7.   DURA-BASE NEVADA, INC.

8.   EXCALIBAR MINERALS, INC.

9.   EXCALIBAR MINERALS OF LA. L.L.C.

10.  HYDRA FLUIDS INTERNATIONAL, LTD.

11.  MALLARD & MALLARD OF LA., INC.

12.  NES PERMIAN BASIN, L.P.

13.  NEWPARK CANADA, INC.

14.  NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP

15.  NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP

16.  NEWPARK DRILLING FLUIDS, LLC

17.  NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

18.  NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

19.  NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

20.  NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.

21.  NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC

22.  NEWPARK HOLDINGS, INC.

23.  NEWPARK HOLDINGS NOVA SCOTIA CORP.

24.  NEWPARK INVESTMENTS NOVA SCOTIA CORP.

25.  NEWPARK SHIPHOLDING TEXAS, L.P.

26.  NEWPARK TEXAS L.L.C.

27.  NID, L.P.

28.  NEWPARK DRILLING FLUIDS LABORATORY, INC.

29.  SHAMROCK DRILLING FLUIDS, INC.

30.  SOLOCO, L.L.C.

31.  SOLOCO TEXAS, L.P.

32.  SUPREME CONTRACTORS, L.L.C.

33.  NEWPARK ITALIA, S.R.L.

34.  AVA, S.P.A.

35.  AVA ROMANIA 2000 S.R.L.

36.  AVA AFRICA S.A.R.L.

37.  CRILIO DUE EXIM S.R.L.

38.  EUROCONTINENTAL DF GMBH

39.  PERFO SERVICES S.P.A.

40.  AVA TUNISI S.A.R.L.

41.  AVA INTERNATIONAL LTD.

42.  AVA ALGERIE E.U.R.L.